UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 8, 2017

RESEARCH FRONTIERS INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE

WOODBURY, NEW YORK 11797-2033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security-Holders

The following is a summary of how the 21,740,142 shares were voted at the Annual Meeting of Stockholders of Research Frontiers Incorporated (Nasdaq: REFR) held at the corporation’’s headquarters on June 8, 2017 on the various proposals voted upon and adopted at the Annual Meeting.

For the election of Darryl Daigle as a Class III member of the Company’’s Board of Directors, 7,851,495 shares voted in favor of election, 429,227 shares were withheld, and 13,459,420 shares were Broker Non-Votes.

For the ratification of the appointment of BDO USA, LLP as independent registered accountants of the Company for the fiscal year ending December 31, 2017, 20,768,517, shares were voted in favor of appointment, 862,157 shares were voted against appointment, and 109,468 shares abstained from voting.

For the non-binding vote approving the Company’’s executive compensation, 6,801,419 shares were voted in favor of approval, 1,138,830 shares were voted against approval, 340,473 shares abstained from voting, and 13,459,420 shares were Broker Non-Votes.

For the non-binding vote approving the frequency of stockholder advisory votes on the Company’’s executive compensation, 4,329,828 shares were voted in favor of a three year frequency, 108,867 shares were voted in favor of a two year frequency, 3,718,727 shares were voted in favor of a one year frequency, 123,300 shares abstained from voting, and 13,459,420 shares were Broker Non-Votes.

Item 7.01 Regulation FD Disclosure

Joseph Harary, President and CEO of Research Frontiers updated attendees at the Annual Meeting on the Company’s activities. During the course of his presentation, Mr. Harary disclosed that Fisker will be using SPD-SmartGlass using Research Frontiers technology in the variable tint roof and rear side windows of its new car, the Fisker EMotion. According to industry reports, the commercial launch of this vehicle is expected by the end of this year.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Charter of the Compensation Committee of Research Frontiers Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	Chief Financial Officer

Dated: June 9, 2017